Exhibit 99.1

            Access National Reports Second Quarter Results


    RESTON, Va.--(BUSINESS WIRE)--July 25, 2007--Access National Corporation (NASDAQ:ANCX), holding company for Access National Bank, announced net income of $1.5 million for the second quarter ended June 30, 2007 compared to $1.8 million for the same period of the prior year. Earnings were adversely impacted by an increase of $465 thousand in the provision for loan losses as a result of $30 million growth in loans held for investment over first quarter balances.

    For the six months ended June 30, 2007 Net Income was $2.8 million compared to $3.4 million for the same period of 2006. Year to date earnings were adversely impacted by an increase of $583 thousand in the provision for loan losses resulting from strong loan portfolio growth, and a $913 thousand provision for credit losses taken by the mortgage subsidiary during the first quarter. The $913 thousand provision was charged to Other Operating Expenses and is intended to absorb potential losses on $6 million of repurchased residential mortgages.

    For the six months ended June 30, 2007 the commercial banking segment contributed approximately $5.0 million in pre-tax income, up 7% from the $4.6 million for the same period in 2006. The mortgage banking segment had a pre-tax loss of $209 thousand for the same period, compared to pre-tax earnings of $1.4 million in 2006.

    Non-performing assets totaled $3.5 million at June 30, 2007 and consisted of one commercial bank loan in the amount of $400 thousand, $2.2 million in residential mortgage loans held by our mortgage subsidiary and approximately $900 thousand in other real estate owned. As of June 30, 2007 management believes the non-performing assets will be disposed of or rehabilitated in the normal course of business and reserves are adequate.

    Total assets increased 16% to $688 million at June 30, 2007 compared to $592 million at June 30, 2006.

    Loans held for investment increased $80 million and deposits increased $24 million. Mortgage loans held for sale increased $27 million and totaled $76 million at June 30, 2007.

    Return on trailing twelve months average assets was 1.09% in 2007, compared to 1.29% in 2006. Return on trailing twelve months average equity was 11.62% in 2007 compared to 21.35% in 2006. Trailing twelve months average shareholders' equity totaled $60.2 million in 2007 compared to $31.8 million in 2006.

    Second quarter earnings per share of $0.13 basic and $0.12 diluted compared to $0.22 and $0.19 reported for same period in 2006. The decreased earnings per share in 2007 is attributed a 17% decline in basic earnings and a 47.5% increase in the year over year average basic shares outstanding (27.8% diluted) primarily as a result of the Company's August 2006 public stock offering.

    A summary of the operating performance and financial condition for the reporting period is attached.

    Access National Corporation is the parent company of Access National Bank, an independent nationally chartered bank. The Bank, established in December 1999, serves the business community in the greater DC Metropolitan area. Its wholly owned subsidiary, Access National Mortgage Corporation, provides residential mortgage loans to bank clients and consumers in the same area and other select markets. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".

    This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K and other SEC files.


                     Access National Corporation
                       Selected Financial Data
                (In Thousands, Except for Share Data)

                                        June 30      June 30   Percent
                                          2007        2006     Change
----------------------------------------------------------------------
Period end balances
Assets                                $   687,807  $  591,769      16%
Loans held for investment                 487,823     407,587      20%
Loans held for sale                        76,409      49,353      55%
Investment Securities (at fair value)      95,182     107,004     -11%
Earning assets                            665,411     569,280      17%
Deposits                                  477,293     453,376       5%
Shareholder's equity                       65,075      35,066      86%
Mortgage loan originations                652,955     433,917    50.5%
Quarterly averages
   Securities                              93,272     109,423   -14.8%
   Loans held for investment              477,185     388,540    22.8%
   Earning assets                         654,051     560,592    16.7%
   Assets                                 671,378     581,643    15.4%
   Interest bearing deposits              373,144     349,303     6.8%
   Deposits                               438,146     412,674     6.2%
   Repurchase agreements & federal
    funds                                  13,982       2,433   474.7%
   Commercial paper & other short term
    borrowings                             18,916      15,577    21.4%
   FHLB borrowings                        121,864     102,920    18.4%
   Shareholders' equity                    65,962      34,403    91.7%
Averages (TTM)
   Securities                             103,273      87,284    18.3%
   Average loans held for investment      440,039     360,717      22%
   Average earning assets                 623,253     507,519      23%
   Average assets                         642,823     527,782      22%
   Interest bearing deposits              371,599     316,163      18%
   Deposits                               438,695     381,279      15%
   Repurchase agreements & federal
    funds                                   9,301       1,417     556%
   Commercial paper & other short term
    borrowings                             20,201      11,284      79%
   FHLB borrowings                         99,639      87,277      14%
   Average shareholders' equity            60,205      31,787      89%
Earnings
Net income (YTD)                            2,833       3,429     -17%
Net income (TTM)                            6,997       6,787       3%
Banking segment - income before taxes       4,984       4,649       7%
Mortgage segment - income before
 taxes                                       (209)      1,430    -115%
Other segments - income before taxes
 (1)                                         (526)       (842)    -38%
Consolidated - income before taxes          4,248       5,237     -19%
Common shares outstanding              11,966,460   8,447,538    41.7%
Book value                            $      5.44  $     4.15      31%
   Basic EPS                          $      0.24  $     0.42     -43%
   Diluted EPS                        $      0.23  $     0.36     -36%
Average outstanding shares
   Basic                               11,978,862   8,119,548    47.5%
   Diluted                             12,271,789   9,597,856    27.9%
Return on average assets                     0.84%       1.18%  -28.4%
Return on average equity                     8.59%      19.93%  -56.9%
Return on average assets (TTM)               1.09%       1.29%    -15%
Return on average equity (TTM)              11.62%      21.35%    -46%
Net Interest Margin - annualized             3.24%       3.33%   -2.7%
Efficiency ratio - bank only                50.18%      51.22%   -2.0%
Efficiency ratio - consolidated             80.80%      74.50%    8.5%
Asset quality
Allowance for loan losses                   6,211       5,394      15%
Allowance for loan losses/loans held
 for investment                              1.27%       1.32%   -3.8%
Allowance for loan losses-loans held
 for sale                                     736         223   230.0%
Non-performing assets                       3,471           -     100%
Non-performing assets/Total loans plus
 OREO                                        0.61%       0.00%    100%
Net charge-offs to average loans
 (YTD)                                       0.00%       0.00%    0.0%

(1)Access National Corp. & Access Real Estate LLC
(TTM - Trailing Twelve Months)



                     Access National Corporation
                      Consolidated Balance Sheet

                                              June 30     December 31
                                           ------------- -------------
                                               2007          2006
                                           ------------- -------------
(In Thousands)                              (unaudited)
------------------------------------------ ------------- -------------

ASSETS

   Cash and due from banks                 $      8,209  $     11,974

   Interest bearing balances                      5,239        15,391

   Securities available for sale, at fair
    value                                        95,182       105,163

   Loans held for sale                           76,409        65,320

   Loans held for investment net of
    allowance for loan losses of $6,211
    and $5,452 respectively                     481,612       428,142

   Premises, Equipment and Land                   9,698         9,598

   Other assets                                  11,458         9,194

                                           ------------- -------------
      Total assets                         $    687,807  $    644,782
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
   Non-interest bearing deposits           $     79,392  $     79,223

   Savings and interest bearing deposits        121,900       120,309

   Time Deposits                                276,001       239,400
                                           ------------- -------------

      Total deposits                            477,293       438,932

   Short-term borrowings                         89,428        84,951

   Long-term borrowings                          41,298        42,572

   Subordinated debentures                       10,311        10,311

   Other liabilities and accrued expenses         4,402         5,721

                                           ------------- -------------
      Total Liabilities                         622,732       582,487
                                           ------------- -------------

SHAREHOLDERS' EQUITY
   Common stock $0.835 par value;
    60,000,000 authorized; issued and
    outstanding, 11,966,460 and 11,816,929
    shares respectively                           9,992         9,867

   Surplus                                       29,349        29,316

   Retained earnings                             26,234        23,641

   Accumulated other comprehensive income
    (loss)                                         (500)         (529)

                                           ------------- -------------
      Total shareholders' equity                 65,075        62,295
                                           ------------- -------------

                                           ------------- -------------
      Total liabilities and shareholders'
       equity                              $    687,807  $    644,782
                                           ============= =============



                     Access National Corporation
                 Consolidated Statement of Operations


                                  Three Months Six Months  Six Months
                                     Ended        Ended       Ended
(In Thousands Except for Share      06/30/07    06/30/07    06/30/06
 Data)                            (unaudited)  (unaudited) (unaudited)
--------------------------------- ------------ ----------- -----------

INTEREST INCOME
   Interest and fees on loans     $     10,297 $    20,119 $    15,973

   Interest on federal funds sold
    & bank balances                        171         359         188

   Interest on securities                1,049       2,212       2,260
                                  ------------ ----------- -----------
      Total interest income             11,517      22,690      18,421

INTEREST EXPENSE
   Interest on deposits                  4,438       8,446       7,025

   Interest on other borrowings          2,149       4,258       2,894
                                  ------------ ----------- -----------
      Total interest expense             6,587      12,704       9,919
                                  ------------ ----------- -----------
      Net interest income                4,930       9,986       8,502

Provision for loan losses                  465         756         173
                                  ------------ ----------- -----------
Net interest income after
 provision for loan losses               4,465       9,230       8,329

NONINTEREST INCOME
   Service charges and fees                 83         185         156

   Gain on sale of loans                 5,171      10,564       8,475

   Other Income                          2,848       5,332       4,123
                                  ------------ ----------- -----------
      Total noninterest income           8,102      16,081      12,754

NONINTEREST EXPENSE
   Salaries and benefits                 5,300      10,519       9,566

   Occupancy and equipment                 616       1,229       1,025

   Other operating expense               4,362       9,315       5,255
                                  ------------ ----------- -----------
      Total noninterest expense         10,278      21,063      15,846
                                  ------------ ----------- -----------
Income before income tax                 2,289       4,248       5,237

Income tax expense                         782       1,415       1,808
                                  ------------ ----------- -----------
NET INCOME                        $      1,507 $     2,833 $     3,429
                                  ============ =========== ===========

Earnings per common share:
   Basic                          $       0.13 $      0.24 $      0.42
                                  ============ =========== ===========
   Diluted                        $       0.12 $      0.23 $      0.36
                                  ============ =========== ===========

Average outstanding shares:
   Basic                            12,002,861  11,978,862   8,119,548
   Diluted                          12,288,247  12,271,789   9,597,856


    CONTACT: Access National Corporation
             Michael Clarke, 703-871-2100